EZCORP Announces Second Quarter Fiscal 2016 Results

▪	U.S. and Mexico Pawn profit before tax up 23% on 8% net revenue growth as a result of continued strong momentum in pawn fundamentals:

•	Pawn loans outstanding (PLO) up 10%; same store PLO up 8%.

▪	Pawn service charges (PSC) up 8%.

▪	Merchandise sales gross margin increased to 38% from 33%.

▪	Annualized return on pawn earning assets increased to 152% from 150%.

▪	Grupo Finmart strategic review completed in April; company pursuing sale of this business.

▪	Grupo Finmart non-cash goodwill impairment charge of $73.9 million led to $73.0 million loss from continuing operations for the quarter.
Austin, Texas (May 9, 2016) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn loans in the United States and Mexico and consumer loans in Mexico, today announced results for its second quarter ended March 31, 2016.
CEO COMMENTARY AND OUTLOOK
Stuart Grimshaw, EZCORP’s Chief Executive Officer, said: “In July 2015 we announced significant strategic changes in our company’s direction which included a refocus on our pawn operations in the United States and Mexico, aimed at serving and satisfying our customers’ desire for access to cash. This quarter’s results demonstrate continued momentum with further improvements to key pawn metrics, including return on pawn earnings assets.
"We have completed the strategic review of Grupo Finmart announced in February 2016. We have concluded that a sale of this business is the preferred alternative and have commenced a process to solicit proposals from interested buyers. UBS Investment Bank, which has been assisting us in the strategic review, is running the sale process. Separately, we determined during the quarter that the goodwill associated with Grupo Finmart should be written-off and recorded an impairment charge of $73.9 million; goodwill related to Grupo Finmart is now zero. This impairment, along with the quarterly operating results from Grupo Finmart, offset the positive performance in our U.S. and Mexico pawn businesses and resulted in a consolidated net loss for the quarter.
"Our focus on the customer experience and the fundamentals of the pawn business will continue in the months ahead, including further investment in talent, training and development, and customer-facing systems. We are confident these initiatives, along with the quality pawn fundamentals we have demonstrated in recent quarters, will help us continue to build our platform for profitable growth."
(All comparisons shown in this release are to the same period in the prior year unless otherwise noted)
CONSOLIDATED RESULTS
Three-Months Ended March 31, 2016

•
For the quarter ended March 31, 2016, net loss from continuing operations attributable to EZCORP was $73.0 million ($1.33 per share), compared to a net loss of $3.4 million ($0.06 per share). This year-over-year difference reflects ongoing challenges in Grupo Finmart, including a non-cash goodwill impairment charge of $73.9 million ($1.26 per share impact). The U.S. and Mexico pawn businesses continue to deliver improved performance.

•
Total revenue for the current quarter was $201.9 million, down 2%, and net revenue was flat at $113.8 million. On a constant currency basis[1], total revenue was $209.6 million, up 2%, with net revenue of $117.5 million, up 3%. The increase in both total revenue and net revenue (stated in constant currency) is primarily due to higher pawn service charges and merchandise margin, offset by higher bad debt levels in Grupo Finmart.

•
Operating expenses for the current quarter increased 3% (6% on a constant currency basis), primarily due to continued investment in store labor costs to improve employee and customer satisfaction and costs from new stores.

•	Annualized return on pawn earning assets[2] increased to 152% in the current quarter versus 150%.
Six-Months Ended March 31, 2016

•
For the six months ended March 31, 2016, net loss from continuing operations attributable to EZCORP was $80.3 million ($1.46 per share), compared to net income of $1.3 million ($0.02 per share). This year-over-year difference reflects continued improvement in our U.S. and Mexico pawn businesses (as discussed below) that was more than offset by losses attributable to Grupo Finmart, including the non-cash goodwill impairment charge of $73.9 million in the current quarter.

•
Total revenue for the six months ended March 31, 2016 was $400.4 million, 4% lower, with net revenue of $225.3 million, a 2% decrease. On a constant currency basis, total revenue was $415.5 million, 1% lower, and net revenue was flat at $231.7 million.

•
Operating expenses for the six months ended March 31, 2016 increased 8% (13% on a constant currency basis), primarily due to continued investment in store labor costs to improve employee and customer satisfaction, as well as costs from new stores, restatement expenses, increased accrued incentive compensation and investment in strengthening the Grupo Finmart management team.

•	Annualized return on pawn earning assets[2] increased to 152% from 147%.
OPERATING METRICS
U.S. Pawn Segment
Three-Months Ended March 31, 2016

•
Focus on the customer experience drove pawn lending momentum, resulting in an increase in PLO of 9% in total and 7% on a same store basis. The pawn loan redemption rate for the quarter was 85%, unchanged from the prior-year period.

•	PSC increased 8% in total, 6% on a same store basis, as a result of strong PLO growth. Annualized yield on PLO decreased to 168% from 169%.

•	Merchandise sales gross margin improved to 39% from 34% attributable to discipline in pricing cadences and healthy loan valuations, driving merchandise sales gross profit growth.

•	Net revenue growth of 8% led to a 15% improvement in segment contribution. Operations expenses increased 6% as we continue to invest in labor costs to improve employee and customer satisfaction.

•	Aged inventory reduced to 10% of total inventory from 13%.
Six-Months Ended March 31, 2016

•
Same store PLO growth has continued to strengthen from a 6% decline in the September 2015 quarter, to a 0.5% increase as of the December 2015 quarter, to a 7% increase in the March 2016 quarter, generating same store PSC growth of 3% in the six-month period ended March 31, 2016.

1 In addition to the financial information prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), we provide certain financial information on a “constant currency” basis, which excludes the impact of foreign currency exchange rate fluctuations. For additional information about the constant currency calculations, as well as a reconciliation of the constant currency financial measures to the comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2Annualized return on pawn earning assets is equal to the annualized merchandise and scrap sales gross profit and pawn service charges, divided by average pawn loans and inventory balances outstanding.

•	Annualized PLO yield and pawn loan redemption rate are both unchanged from the prior-year period at 166% and 84%, respectively.

•	Merchandise sales gross margin increased to 39% from 34%, resulting in an 18% increase in merchandise sales gross profit.

•
Net revenue was up 7%, driving a 7% increase in segment contribution. Store operations expenses increased 6%, primarily due to higher labor costs to drive customer and employee satisfaction, including store team member incentive programs.

Mexico Pawn Segment
Three-Months Ended March 31, 2016

•
Focus on improving the customer experience along with operational execution refinements led to a 26% increase in total and a 28% increase in same-store PLO on a constant currency basis (up 11% in total and 13% in same-stores on a GAAP basis). This represents the seventh consecutive quarter with double-digit same store PLO growth on a constant currency basis. The redemption rate on pawn loans decreased slightly to 78% from 79%.

•	Same store PSC grew 27% on a constant currency basis (up 5% on a GAAP basis). Annualized PLO yield was a strong 197% compared to 203%.

•
Merchandise sales gross margin increased to 31% from 28% as the result of continued improvement in pawn loan valuations and discipline in pricing cadences. Merchandise sales gross profit increased 30% on a constant currency basis (up 7% on a GAAP basis).

•	Net revenue increased 25% on a constant currency basis (up 4% on a GAAP basis).

•
Operating expenses increased 5% on a constant currency basis (decreased 13% on a GAAP basis), driven primarily by investments in labor to drive employee and customer satisfaction and increased advertising expense.

•	Increase in segment contribution of $2.5 million on a constant currency basis (increase of $2.1 million from nominal loss in the prior-year quarter on a GAAP basis).

•	Aged inventory ended the quarter at 3% of total inventory compared to 11%.
Six-Months Ended March 31, 2016

•
Same store PSC increased 25% on a constant currency basis (up 4% on a GAAP basis). Annualized yield on pawn loans decreased to 195% from 199%. The redemption rate on pawn loans in the first half was unchanged at 78%.

•	Merchandise sales gross margin increased to 33% from 30%, driving a merchandise sales gross profit increase of 21% on a constant currency basis (flat on a GAAP basis).

•	Net revenue was up 21% on a constant currency basis (flat on a GAAP basis).

•
Operations expense increased 17% on a constant currency basis (decreased 3% on a GAAP basis) driven primarily by investments in labor to drive employee and customer satisfaction and increased advertising expense.

•	Increase in segment contribution of $2.4 million on a constant currency basis ($1.6 million on a GAAP basis).
Grupo Finmart Segment
Three Months Ended March 31, 2016

•
Segment loss of $82.9 million on a constant currency basis ($81.2 million on a GAAP basis) compared to a segment loss of $2.6 million on a GAAP basis. The increase in the segment loss was due primarily to a non-cash goodwill impairment charge of $73.9 million, in addition to increased bad debt expenses driven predominately by delays in payment timing. A valuation of Grupo Finmart of $46.5 million was determined as part of the goodwill valuation process.

•	During the quarter, operational initiatives yielded performance improvements. Comparison of current quarter to immediately preceding quarter showed:

◦	Loan collections up 33%, including accelerated receipts on previously reserved loans more than doubling.

◦	Cost reduction program delivering cash SG&A savings.

◦	Originations focused on higher quality, better performing government agencies.

•
Operations expenses increased 36% on a constant currency basis (13% increase on a GAAP basis) primarily attributed to investment in strengthening the management team and an increase in deferred commissions.

•	EZCORP provided $6 million of funding to Grupo Finmart in the quarter, including $2 million for working capital requirements and $4 million to repay Grupo Finmart maturing debt.

•
In light of the changing industry dynamics and business environment, a strategic review of Grupo Finmart was announced in February 2016 with a view toward maximizing long-term shareholder value. That strategic review was completed in April 2016, with sale of the business identified as the preferred alternative.

Six Months Ended March 31, 2016

•
Segment loss of $102.4 million on a constant currency basis ($98.1 million on a GAAP basis) compared to a segment loss of $10.8 million on a GAAP basis in the prior year. The increase in the segment loss was primarily attributable to the goodwill impairment charge in addition to an increase in bad debt expense.

•	The bad debt expense was offset by $10.2 million received in collections in the current six months on loans that were fully reserved.

•	Operations expense increased 38% on a constant currency basis (14% increase on a GAAP basis) primarily attributed to investment in strengthening management team and increase in deferred commissions.

•	EZCORP provided $17 million of funding to Grupo Finmart in the current six-month period, including $5 million for working capital requirements and $12 million to repay Grupo Finmart maturing debt.
CONFERENCE CALL
EZCORP will host a conference call on Tuesday, May 10, 2016, at 7:30am Central Time to discuss second quarter results. Analysts and institutional investors may participate on the conference call by dialing (888) 734-0328, Conference ID: 8428284, International dialing (678) 894-3054. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the call.
ABOUT EZCORP
EZCORP is a leading provider of pawn loans in the United States and Mexico and consumer loans in Mexico. At our pawn stores, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.
FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange

Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:
Jeff Christensen
Vice President, Investor Relations
Email: jeff_christensen@ezcorp.com
Phone: (512) 437-3545

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$109,343	$107,852	$217,927	$217,491
Jewelry scrapping sales	12,780	18,399	22,401	36,933
Pawn service charges	64,130	59,470	130,724	124,397
Consumer loan fees and interest	15,616	18,544	28,804	37,515
Other revenues	30	910	497	1,565
Total revenues	201,899	205,175	400,353	417,901
Merchandise cost of goods sold	68,332	72,492	134,591	144,970
Jewelry scrapping cost of goods sold	11,085	14,354	19,161	29,029
Consumer loan bad debt	8,683	4,761	21,286	13,276
Net revenues	113,799	113,568	225,315	230,626
Operating expenses:
Operations	80,282	77,190	165,888	157,277
Administrative	15,621	14,800	35,604	27,352
Depreciation and amortization	7,082	8,095	15,141	16,103
Loss on sale or disposal of assets	649	387	682	643
Restructuring	218	704	1,910	726
Total operating expenses	103,852	101,176	219,225	202,101
Operating income	9,947	12,392	6,090	28,525
Interest expense	8,449	11,296	17,641	23,330
Interest income	(127)	(512)	(267)	(1,043)
Equity in net (income) loss of unconsolidated affiliate	(1,877)	3,678	(3,932)	1,484
Impairment of goodwill	73,921	—	73,921	—
Other expense	89	1,862	959	2,621
(Loss) income from continuing operations before income taxes	(70,508)	(3,932)	(82,232)	2,133
Income tax expense	6,189	362	2,493	3,626
Loss from continuing operations, net of tax	(76,697)	(4,294)	(84,725)	(1,493)
(Loss) income from discontinued operations, net of tax	(1,094)	4,731	(1,332)	11,608
Net (loss) income	(77,791)	437	(86,057)	10,115
Net loss from continuing operations attributable to noncontrolling interest	(3,666)	(906)	(4,458)	(2,840)
Net (loss) income attributable to EZCORP, Inc.	$(74,125)	$1,343	$(81,599)	$12,955

Basic (loss) earnings per share attributable to EZCORP, Inc.:
Continuing operations	$(1.33)	$(0.06)	$(1.46)	$0.02
Discontinued operations	(0.02)	0.09	(0.02)	0.22
Basic (loss) earnings per share	$(1.35)	$0.03	$(1.48)	$0.24

Diluted (loss) earnings per share attributable to EZCORP, Inc.:
Continuing operations	$(1.33)	$(0.06)	$(1.46)	$0.02
Discontinued operations	(0.02)	0.09	(0.02)	0.22
Diluted (loss) earnings per share	$(1.35)	$0.03	$(1.48)	$0.24

Weighted-average shares outstanding:
Basic	54,843	54,184	54,869	53,915
Diluted	54,843	54,184	54,869	53,972

Net (loss) income from continuing operations attributable to EZCORP, Inc.	$(73,031)	$(3,388)	$(80,267)	$1,347
Net (loss) income from discontinued operations attributable to EZCORP, Inc.	(1,094)	4,731	(1,332)	11,608
Net (loss) income attributable to EZCORP, Inc.	$(74,125)	$1,343	$(81,599)	$12,955

EZCORP, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	March 31, 2016	March 31, 2015	September 30, 2015

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$75,336	$138,173	$59,124
Restricted cash	13,817	47,909	15,137
Pawn loans	140,195	127,929	159,964
Consumer loans, net	26,362	55,529	36,533
Pawn service charges receivable, net	27,626	24,909	30,852
Consumer loan fees and interest receivable, net	13,226	13,063	19,802
Inventory, net	126,446	116,144	124,084
Income taxes receivable	557	52,234	45,175
Prepaid expenses and other current assets	32,505	32,383	21,076
Total current assets	456,070	608,273	511,747
Investment in unconsolidated affiliate	56,677	94,510	56,182
Property and equipment, net	64,962	102,252	75,594
Restricted cash, non-current	2,308	2,880	2,883
Goodwill	254,782	344,931	327,460
Intangible assets, net	40,197	49,674	41,263
Non-current consumer loans, net	62,673	79,860	75,824
Deferred tax asset, net	77,125	35,213	69,121
Other assets, net	19,655	60,041	42,985
Total assets	$1,034,449	$1,377,634	$1,203,059

Liabilities, temporary equity and equity:
Current liabilities:
Current maturities of long-term debt	$82,174	$71,471	$74,345
Current capital lease obligations	—	93	—
Accounts payable and other accrued expenses	85,836	89,711	107,871
Other current liabilities	2,595	6,230	15,384
Customer layaway deposits	11,370	10,484	10,470
Income taxes payable	6,632	—	—
Total current liabilities	188,607	177,989	208,070
Long-term debt, less current maturities, net	252,808	344,960	297,166
Deferred gains and other long-term liabilities	2,751	7,673	6,157
Total liabilities	444,166	530,622	511,393
Commitments and contingencies
Temporary equity:
Class A Non-voting Common Stock, subject to possible redemption at $10.06 per share; none as of March 31, 2016 and 1,168,456 shares issued and outstanding at redemption value as of March 31, 2015 and September 30, 2015	—	11,696	11,696
Redeemable noncontrolling interest	(1,229)	16,827	3,235
Total temporary equity	(1,229)	28,523	14,931
Stockholders’ equity:
Class A Non-voting Common Stock, par value $.01 per share; shares authorized: 100 million as of March 31, 2016 and 2015 and September 30, 2015; issued and outstanding: 50,989,430 as of March 31, 2016; 50,681,477 as of March 31, 2015; and 50,726,289 as of September 30, 2015	510	506	507
Class B Voting Common Stock, convertible, par value $.01 per share; 3 million shares authorized; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	312,569	329,973	307,080
Retained earnings	341,538	522,541	423,137
Accumulated other comprehensive loss	(62,805)	(34,561)	(54,019)
EZCORP, Inc. stockholders’ equity	591,842	818,489	676,735
Noncontrolling interest	(330)	—	—
Total equity	591,512	818,489	676,735
Total liabilities, temporary equity and equity	$1,034,449	$1,377,634	$1,203,059

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
	2016	2015

	(Unaudited)
	(in thousands)
Operating activities:
Net (loss) income	$(86,057)	$10,115
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	15,141	18,097
Amortization of debt discount and consumer loan premium, net	4,357	4,229
Consumer loan loss provision	18,662	14,023
Deferred income taxes	(8,004)	(5,536)
Impairment of goodwill	73,921	—
Amortization of deferred financing costs	1,575	2,625
Amortization of prepaid commissions	7,754	6,200
Other adjustments	(2,149)	380
Loss on sale or disposal of assets	682	950
Stock compensation expense (benefit)	2,149	(1,928)
(Income) loss from investment in unconsolidated affiliate	(3,932)	1,484
Changes in operating assets and liabilities, net of business acquisitions:
Service charges and fees receivable	10,140	2,542
Inventory	(993)	2,499
Prepaid expenses, other current assets and other assets	(5,935)	(16,949)
Accounts payable, other accrued expenses, deferred gains and other long-term liabilities	(12,112)	(5,925)
Customer layaway deposits	851	1,947
Restricted cash	(4,860)	(835)
Income taxes receivable	51,250	4,427
Payments of restructuring charges	(6,701)	(2,962)
Dividends from unconsolidated affiliate	—	2,407
Net cash provided by operating activities	55,739	37,790
Investing activities:
Loans made	(323,980)	(417,014)
Loans repaid	225,138	334,888
Recovery of pawn loan principal through sale of forfeited collateral	121,830	138,885
Additions to property and equipment	(2,976)	(15,934)
Acquisitions, net of cash acquired	(6,000)	(4,750)
Investment in unconsolidated affiliate	—	(12,140)
Proceeds from sale of assets	26	—
Net cash provided by investing activities	14,038	23,935
Financing activities:
Payout of deferred consideration	(14,875)	(6,000)
Repurchase of redeemable common stock issued due to acquisitions	(11,750)	—
Proceeds from settlement of forward currency contracts	3,557	2,313
Change in restricted cash	6,519	11,476
Proceeds from bank borrowings, net of debt issuance costs	14,302	69,384
Payments on bank borrowings and capital lease obligations	(47,698)	(51,677)
Net cash (used in) provided by financing activities	(49,945)	25,496
Effect of exchange rate changes on cash and cash equivalents	(3,620)	(4,373)
Net increase in cash and cash equivalents	16,212	82,848
Cash and cash equivalents at beginning of period	59,124	55,325
Cash and cash equivalents at end of period	$75,336	$138,173

Non-cash investing and financing activities:

Pawn loans forfeited and transferred to inventory	$122,709	$119,028
Issuance of common stock, subject to possible redemption, due to acquisition	—	11,696
Deferred consideration	—	250

EZCORP, Inc.
SELECTED OPERATING SEGMENT RESULTS (UNAUDITED)
U.S. Pawn
The following table presents selected summary financial data from continuing operations for the U.S. Pawn segment:

	Three Months Ended March 31,		Percentage Change
	2016	2015

	(in thousands)
Net revenues:
Pawn service charges	$56,614	$52,317	8%

Merchandise sales	94,740	92,472	2%
Merchandise sales gross profit	36,499	30,982	18%
Gross margin on merchandise sales	39%	34%	15%

Jewelry scrapping sales	11,599	17,391	(33)%
Jewelry scrapping sales gross profit	1,471	3,928	(63)%
Gross margin on jewelry scrapping sales	13%	23%	(43)%

Other revenues	49	224	(78)%
Net revenues	94,633	87,451	8%

Segment operating expenses:
Operations	61,240	57,920	6%
Depreciation and amortization	3,042	3,607	(16)%
Segment operating contribution	30,351	25,924	17%

Other segment expenses	676	7	*
Segment contribution	$29,675	$25,917	15%

Other data:
Net earning assets — continuing operations	$231,956	$210,728	10%
Inventory turnover — general merchandise (b)	2.8	3.2	(13)%
Inventory turnover — jewelry (b)	1.2	1.3	(8)%
Average monthly ending pawn loan balance per store (a)	$254	$234	9%
Average annual yield on pawn loans outstanding	168%	169%	-100bps
Pawn loan redemption rate (c)	85%	85%	0bps

*	Represents an increase or decrease in excess of 100% or not meaningful.
(a)	Balance is calculated based upon the average of the monthly ending balance averages during the applicable period.
(b)	Calculation of inventory turnover excludes the effects of scrapping.
(c)	Our pawn loan redemption rate represents the percentage of loans made that are repaid, renewed or extended.

Mexico Pawn
The following table presents selected summary financial data from continuing operations for the Mexico Pawn segment, including constant currency results, after translation to U.S. dollars from its functional currency of the Mexican peso. See “Non-GAAP Financial Information” below.

	Three Months Ended March 31,			Percentage Change GAAP	Percentage Change Constant Currency
	2016	2016 Constant Currency (a)	2015

	(in USD thousands)
Net revenues:
Pawn service charges	$7,516	$9,080	$7,153	5%	27%

Merchandise sales	14,603	17,641	14,883	(2)%	19%
Merchandise sales gross profit	4,513	5,452	4,203	7%	30%
Gross margin on merchandise sales	31%	31%	28%	11%	11%

Jewelry scrapping sales	1,181	1,427	917	29%	56%
Jewelry scrapping sales gross profit	224	271	97	*	*
Gross margin on jewelry scrapping sales	19%	19%	11%	73%	73%

Other revenues	(117)	(141)	269	*	*
Net revenues	12,136	14,662	11,722	4%	25%

Segment operating expenses:
Operations	9,024	10,901	10,406	(13)%	5%
Depreciation and amortization	764	923	1,101	(31)%	(16)%
Segment operating contribution	2,348	2,838	215	*	*

Other segment expenses (b)	277	430	260	7%	65%
Segment contribution (loss)	$2,071	$2,408	$(45)	*	*

Other data:
Net earning assets — continuing operations	$34,793	$39,600	$33,032	5%	20%
Inventory turnover (e)	2.4	2.4	2.2	9%	9%
Average monthly ending pawn loan balance per store (c)	$66	$75	$64	3%	17%
Average annual yield on pawn loans outstanding	197%	202%	203%	-600bps	-100bps
Pawn loan redemption rate (d)	78%	78%	79%	-100bps	-100bps

*	Represents an increase or decrease in excess of 100% or not meaningful.
(a)	For income statement items, the average closing daily exchange rate for the applicable period was used. For balance sheet items, the end of the period rate for the applicable period end was used.
(b)
The three-months ended March 31, 2016 constant currency balance excludes $0.1 million of net foreign currency transaction gains resulting from movement in exchange rates. The net foreign currency transaction losses for the three-months ended March 31, 2015 were $0.3 million and are not excluded from the above results.

(c)	Balance is calculated based upon the average of the monthly ending balance averages during the applicable period.
(d)	Our pawn loan redemption rate represents the percentage of loans made that are repaid, renewed or extended.
(e)	Calculation of inventory turnover excludes the effects of scrapping.

Grupo Finmart
The table below presents selected summary financial data from continuing operations for the Grupo Finmart segment, including constant currency results, after translation to U.S. dollars from its functional currency of the Mexican peso. See “Non-GAAP Financial Information” below.

	Three Months Ended March 31,			Percentage Change GAAP	Percentage Change Constant Currency
	2016	2016 Constant Currency (a)	2015

	(in thousands)
Revenues:
Consumer loan fees and interest	$13,589	$16,416	$16,391	(17)%	—%
Other revenues	98	118	49	100%	*
Total revenues	13,687	16,534	16,440	(17)%	1%
Consumer loan bad debt	8,252	9,969	4,110	*	*
Net revenues	5,435	6,565	12,330	(56)%	(47)%

Segment expenses (income):
Operations	8,026	9,696	7,109	13%	36%
Depreciation and amortization	476	575	626	(24)%	(8)%
Impairment of goodwill (e)	73,921	73,921	—	*	*
Interest expense	4,498	5,434	6,376	(29)%	(15)%
Interest income	(120)	(145)	(423)	(72)%	(66)%
Other (income) expense (b)	(124)	—	1,272	*	*
Segment loss	$(81,242)	$(82,916)	$(2,630)	*	*

Other data:
Net earning assets — continuing operations	$86,771	$98,759	$116,857	(26)%	(15)%
Consumer loan originations (c)	5,349	6,462	20,061	(73)%	(68)%
Consumer loan bad debt as a percentage of gross average consumer loan balance (d)	14%	14%	4%	*	*

*	Represents an increase or decrease in excess of 100% or not meaningful.
(a)	For income statement items, the average closing daily exchange rate for the applicable period was used. For balance sheet items, the end of the period rate for the applicable period end was used.
(b)
The three-months ended March 31, 2016 constant currency balance excludes a $0.1 million of net foreign currency transaction gains resulting from movement in exchange rates. The net foreign currency transaction losses for the three-months ended March 31, 2015 were $1.3 million and are not excluded from the above results.

(c)	Constant currency result is calculated as the average monthly consumer loan origination balance translated at the average closing daily exchange rate for the applicable period.
(d)
Represents consumer loan bad debt expense during the applicable period as a percentage of the average monthly consumer loan balance during the applicable period. Constant currency consumer loan balance is calculated using the end of period rate for each month.

(e)	Amount not adjusted on a constant currency basis as charge occurred at a single point in time.

U.S. Pawn
The following table presents selected summary financial data from continuing operations for the U.S. Pawn segment:

	Six Months Ended March 31,		Percentage Change
	2016	2015

	(in thousands)
Net revenues:
Pawn service charges	$115,235	$109,352	5%

Merchandise sales	186,734	181,914	3%
Merchandise sales gross profit	73,032	61,807	18%
Gross margin on merchandise sales	39%	34%	15%

Jewelry scrapping sales	21,199	34,398	(38)%
Jewelry scrapping sales gross profit	3,011	7,602	(60)%
Gross margin on jewelry scrapping sales	14%	22%	(36)%

Other revenues	242	408	(41)%
Net revenues	191,520	179,169	7%

Segment operating expenses:
Operations	124,785	117,427	6%
Depreciation and amortization	6,602	7,059	(6)%
Segment operating contribution	60,133	54,683	10%

Other segment expenses (income)	1,659	(1)	*
Segment contribution	$58,474	$54,684	7%

Other data:
Average monthly ending pawn loan balance per store (a)	$265	$254	4%
Average annual yield on pawn loans outstanding	166%	166%	0bps
Pawn loan redemption rate (b)	84%	84%	0bps

*	Represents an increase or decrease in excess of 100% or not meaningful.
(a)	Balance is calculated based upon the average of the monthly ending balance averages during the applicable period.
(b)	Our pawn loan redemption rate represents the percentage of loans made that are repaid, renewed or extended.

Mexico Pawn
The following table presents selected summary financial data from continuing operations for the Mexico Pawn segment, including constant currency results, after translation to U.S. dollars from its functional currency of the Mexican peso. See “Non-GAAP Financial Information” below.

	Six Months Ended March 31,			Percentage Change GAAP	Percentage Change Constant Currency
	2016	2016 Constant Currency (a)	2015

	(in USD thousands)
Net revenues:
Pawn service charges	$15,489	$18,716	$15,045	3%	24%

Merchandise sales	31,189	37,687	34,463	(10)%	9%
Merchandise sales gross profit	10,301	12,447	10,299	—%	21%
Gross margin on merchandise sales	33%	33%	30%	10%	10%

Jewelry scrapping sales	1,181	1,427	2,324	(49)%	(39)%
Jewelry scrapping sales gross profit	224	271	243	(8)%	12%
Gross margin on jewelry scrapping sales	19%	19%	10%	90%	90%

Other revenues	74	89	509	(85)%	(83)%
Net revenues	26,088	31,523	26,096	—%	21%

Segment operating expenses:
Operations	20,217	24,429	20,926	(3)%	17%
Depreciation and amortization	1,565	1,891	2,345	(33)%	(19)%
Segment operating contribution	4,306	5,203	2,825	52%	84%

Other segment expenses (b)	799	906	955	(16)%	(5)%
Segment contribution	$3,507	$4,297	$1,870	88%	*

Other data:
Average monthly ending pawn loan balance per store (c)	$67	$76	$62	8%	23%
Average annual yield on pawn loans outstanding	195%	196%	199%	-400bps	-300bps
Pawn loan redemption rate (d)	78%	78%	78%	0bps	0bps

*	Represents an increase or decrease in excess of 100% or not meaningful.
(a)	For income statement items, the average closing daily exchange rate for the applicable period was used. For balance sheet items, the end of the period rate for the applicable period end was used.
(b)
The six-months ended March 31, 2016 constant currency balance excludes nominal net foreign currency transaction losses resulting from movement in exchange rates. The net foreign currency transaction losses for the six-months ended March 31, 2015 were $0.7 million and are not excluded from the above results.

(c)	Balance is calculated based upon the average of the monthly ending balance averages during the applicable period.
(d)	Our pawn loan redemption rate represents the percentage of loans made that are repaid, renewed or extended.

Grupo Finmart
The table below presents selected summary financial data from continuing operations for the Grupo Finmart segment, including constant currency results, after translation to U.S. dollars from its functional currency of the Mexican peso. See “Non-GAAP Financial Information” below.

	Six Months Ended March 31,			Percentage Change GAAP	Percentage Change Constant Currency
	2016	2016 Constant Currency (a)	2015

	(in thousands)
Revenues:
Consumer loan fees and interest	$24,403	$29,487	$32,706	(25)%	(10)%
Other revenues	181	219	105	72%	*
Total revenues	24,584	29,706	32,811	(25)%	(9)%
Consumer loan bad debt	20,243	24,460	11,850	71%	*
Net revenues	4,341	5,246	20,961	(79)%	(75)%

Segment expenses (income):
Operations	17,614	21,284	15,397	14%	38%
Depreciation and amortization	993	1,200	1,192	(17)%	1%
Impairment of goodwill (e)	73,921	73,921	—	*	*
Interest expense	9,563	11,555	14,657	(35)%	(21)%
Interest income	(251)	(303)	(904)	(72)%	(66)%
Other expense (b)	644	—	1,446	(55)%	*
Segment loss	$(98,143)	$(102,411)	$(10,827)	*	*

Other data:
Consumer loan originations (c)	$21,319	$25,761	$41,958	(49)%	(39)%
Consumer loan bad debt as a percentage of gross average consumer loan balance (d)	26%	26%	10%	*	*

*	Represents an increase or decrease in excess of 100% or not meaningful.
(a)	For income statement items, the average closing daily exchange rate for the applicable period was used. For balance sheet items, the end of the period rate for the applicable period end was used.
(b)
The six-months ended March 31, 2016 constant currency balance excludes a $0.6 million of net foreign currency transaction losses resulting from movement in exchange rates. The net foreign currency transaction losses for the six-months ended March 31, 2015 were $1.4 million and are not excluded from the above results.

(c)	Constant currency result is calculated as the average monthly consumer loan origination balance translated at the average closing daily exchange rate for the applicable period.
(d)
Represents consumer loan bad debt expense during the applicable period as a percentage of the average monthly consumer loan balance during the applicable period. Constant currency consumer loan balance is calculated using the end of period rate for each month.

(e)	Amount not adjusted on a constant currency basis as charge occurred at a single point in time.

EZCORP, Inc.
STORE COUNT ACTIVITY

	Three Months Ended March 31, 2016
	Company-owned Stores
	U.S. Pawn	Mexico Pawn*		Grupo Finmart	Other International	Consolidated	Franchises

As of December 31, 2015	516	237	*	46	27	826	1
Locations acquired	6	—		—	—	6	—
Locations sold, combined or closed	—	—		(3)	—	(3)	(1)
As of March 31, 2016	522	237		43	27	829	—
* Includes five buy/sell stores which were converted to Mexico Pawn stores during the period.

	Three Months Ended March 31, 2015
	Company-owned Stores
	U.S. Pawn	Mexico Pawn*		Grupo Finmart	Other International	Consolidated	Franchises

As of December 31, 2014	509	262	*	53	39	863	4
New locations opened	—	1		1	—	2	—
Locations acquired	12	—		—	—	12	—
Locations sold, combined or closed	(2)	(1)		(4)	—	(7)	(2)
As of March 31, 2015	519	262		50	39	870	2
* Includes 21 buy/sell stores.

	Six Months Ended March 31, 2016
	Company-owned Stores
	U.S. Pawn	Mexico Pawn*		Grupo Finmart	Other International	Consolidated	Franchises

As of September 30, 2015	522	237	*	53	27	839	1
Locations acquired	6	1		—	—	7	—
Locations sold, combined or closed	(6)	(1)		(10)	—	(17)	(1)
As of March 31, 2016	522	237		43	27	829	—
* Includes five buy/sell stores which were converted to Mexico Pawn stores during the period.

	Six Months Ended March 31, 2015
	Company-owned Stores
	U.S. Pawn	Mexico Pawn*		Grupo Finmart	Other International	Consolidated	Franchises

As of September 30, 2014	504	261	*	53	39	857	5
New locations opened	5	2	*	1	—	8	—
Locations acquired	12	—		—	—	12	—
Locations sold, combined or closed	(2)	(1)		(4)	—	(7)	(3)
As of March 31, 2015	519	262		50	39	870	2
* Includes 19 buy/sell stores. We acquired two additional buy/sell stores during the period.

NON-GAAP FINANCIAL INFORMATION
In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"), we provide certain other non-GAAP financial information on a constant currency basis ("constant currency"). We use constant currency results to evaluate results of the Mexico Pawn and Grupo Finmart segment operations, which are denominated in Mexican pesos and believe that presentation of constant currency results is meaningful and useful in understanding the activities and business metrics of our Mexico Pawn and Grupo Finmart operations and reflect an additional way of viewing aspects of our business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information to evaluate and compare operating results across accounting periods. Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating condensed consolidated balance sheet and condensed consolidated statement of operations items denominated in Mexican pesos to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current comparable period, in order to exclude the effects of foreign currency rate fluctuations. For balance sheet items, the end of period rate as of March 31, 2016 of 17.3 to 1 was used, compared to the end of period rate as of March 31, 2015 of 15.2 to 1. For statement of operations items, the average closing daily exchange rate for the appropriate period was used. The average exchange rates for the current three and six-months ended March 31, 2016 were 18.0 to 1 and 17.4 to 1, respectively, as compared to the prior year three and six-months ended March 31, 2015 rates of 14.9 to 1 and 14.4 to 1, respectively. Constant currency results, where presented, also exclude foreign currency gain or loss and the related foreign currency derivative gain or loss impact.

The following information provides reconciliations of certain non-GAAP financial measures presented in this press release to the most directly comparable financial measures calculated and presented in accordance with GAAP, where not already included in constant currency segment results above.
Miscellaneous Non-GAAP Financial Measures

	U.S. Dollar Amount	Percentage Change YOY

	(in thousands)
Consolidated revenue (three-months ended March 31, 2016)	$201,899	(2)%
Currency exchange rate fluctuations	7,671
Constant currency consolidated revenue (three-months ended March 31, 2016)	$209,570	2%

Consolidated net revenue (three-months ended March 31, 2016)	$113,799	—%
Currency exchange rate fluctuations	3,657
Constant currency consolidated net revenue (three-months ended March 31, 2016)	$117,456	3%

Consolidated operating expenses (three-months ended March 31, 2016)	$103,852	3%
Currency exchange rate fluctuations	3,871
Constant currency consolidated operating expenses (three-months ended March 31, 2016)	$107,723	6%

Consolidated revenue (six-months ended March 31, 2016)	$400,353	(4)%
Currency exchange rate fluctuations	15,108
Constant currency consolidated revenue (six-months ended March 31, 2016)	$415,461	(1)%

Consolidated net revenue (six-months ended March 31, 2016)	$225,315	(2)%
Currency exchange rate fluctuations	6,340
Constant currency consolidated net revenue (six-months ended March 31, 2016)	$231,655	—%

Consolidated operating expenses (six-months ended March 31, 2016)	$219,225	8%
Currency exchange rate fluctuations	8,554
Constant currency consolidated operating expenses (six-months ended March 31, 2016)	$227,779	13%

Mexico Pawn loans outstanding as of March 31, 2016	$17,271	11%
Currency exchange rate fluctuations	2,386
Constant currency Mexico Pawn loans outstanding as of March 31, 2016	$19,657	26%

Same store Mexico Pawn loans outstanding as of March 31, 2016	$17,205	13%
Currency exchange rate fluctuations	2,266
Constant currency same store Mexico Pawn loans outstanding as of March 31, 2016	$19,471	28%

Same store Mexico Pawn service charges (three-months ended March 31, 2016)	$7,380	5%
Currency exchange rate fluctuations	1,508
Constant currency same store Mexico Pawn service charges (three-months ended March 31, 2016)	$8,888	27%

Same store Mexico Pawn service charges (six-months ended March 31, 2016)	$15,288	4%
Currency exchange rate fluctuations	3,175
Constant currency same store Mexico Pawn service charges (six-months ended March 31, 2016)	$18,463	25%